Exhibit 99.1

For details contact:
Larry Thede
Phone (720)283-2450
E-mail: ir@udrt.com
www.udrt.com
   PRESS RELEASE
For Immediate Release
UNITED DOMINION REALTY TRUST, INC. ANNOUNCES
THIRD QUARTER 2006 RESULTS
RICHMOND, VA. (October 30, 2006) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $60.2 million for the quarter ended September 30, 2006, compared to FFO of $58.5 million for the same period a year ago. The results produced FFO of $0.41 per share (diluted), a 5.1% increase from FFO of $0.39 per share (diluted), for the same period a year ago.
“We continued to build momentum in the third quarter, reporting same store net operating income growth in excess of 10%, our best results in over eight years,” stated Thomas W. Toomey, President and Chief Executive Officer. “These results reflect dedicated execution by our associates and the strength of our apartment home portfolio. Additionally, we grew our active development pipeline by over 30% in the quarter which will fuel long-term growth. Bottom line, we are poised for a bright future and I am confident that we will deliver continued strong growth in funds from operations into 2007.”
Third Quarter Highlights
•	Achieved 6.4% same community revenue growth, the best in eight years. Essentially all of the improvement was from rent increases.

•	Recorded total income per occupied home of $899 per month, the highest level in the Company’s 35-year history.

•	Registered same store occupancy of 94.8%.

•	Acquired two apartment communities with 687 homes.

•	Sold 15 apartment communities in 6 markets with 4,865 homes for $253 million, realizing a net gain of $66 million.

•	Completed full redevelopment of 220 homes in five communities and added 1,534 homes to the Company’s redevelopment pipeline, which totals 4,635 homes.

•	Completed 2,077 kitchen and bath modernizations throughout the portfolio, representing an investment of $23 million.

Portfolio Operating Performance and Same Community Results
Third Quarter 2006 vs. Third Quarter 2005

					Total Same
Region	Revenue	Expense	NOI Growth	% of Total	Community
	Growth	Growth		Portfolio(a)	Homes
Western	6.6%	2.2%	8.8%	29%	12,607
Mid-Atlantic	4.7%	1.6%	6.3%	29%	16,535
Southeastern	8.6%	1.7%	13.4%	22%	15,136
Southwestern	6.3%	-5.9%	17.0%	17%	14,007
Midwestern	5.2%	-5.1%	13.8%	3%	2,974
Total	6.4%	-0.2%	10.6%	100%	61,259
(a) Based on YTD 2006 NOI
During the third quarter, 61,259 apartment homes, or 87% of total apartment homes, were classified as same community. The Company defines same community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.
Same Community Results, Quarter/Quarter
($ in thousands, except rents & fees and total income per occupied home)

	3rd Qtr ’06	3rd Qtr ’05	% Change
Rent and other income	$160,480	$151,218	6.1%
Total income	156,622	147,191	6.4
Expenses	56,612	56,749	-0.2
Net operating income	100,010	90,442	10.6

Rents & fees per occupied home	$862	$813	6.0
Total income per occupied home	$899	$845	6.4
Avg. physical occupancy	94.8%	94.8%	0 bps
Operating margin	63.9%	61.4%	250 bps
Resident credit loss, % of effective rent	0.8%	0.5%	30 bps
Comparing third quarter 2006 to third quarter 2005 on a same community basis, 93% of the portfolio generated positive revenue growth and 86% of the portfolio generated positive NOI growth.

Same Community Results, Quarter/Sequential Quarter
($ in thousands, except rents & fees and total income per occupied home)

	3rd Qtr ‘06	2nd Qtr ’06	% Change
Rent and other income	$160,480	$157,336	2.0%
Total income	156,622	153,812	1.8
Expenses	56,612	55,101	2.7
Net operating income	100,010	98,711	1.3

Rents & fees per occupied home	$862	$845	2.0
Total income per occupied home	$899	$882	1.9
Avg. physical occupancy	94.8%	94.9%	-10 bps
Operating margin	63.9%	64.2%	-30 bps
Resident credit loss, % of effective rent	0.8%	0.5%	30 bps
Comparing third quarter 2006 to second quarter 2006 on a same community basis, 77% of the portfolio generated positive revenue growth.
Development and Redevelopment Programs Continue to Grow
The Company continues to build its development and redevelopment pipeline. Recent additions include:
•	A 382 apartment home community in suburban Dallas, Texas which will be re-developed in the near future.

•	A 24-acre tract of land in northwest Houston. The Company intends to develop 320 homes on this site. Property amenities will include a clubhouse, business center, fitness center, resort-style swimming pool, drive-through mail facility, and limited access gates.
During the third quarter, the Company completed 220 homes in its redevelopment program. The redeveloped homes command significantly higher rent, producing average returns in excess of 9% on the investment. The Company added 1,534 homes to its redevelopment pipeline in the quarter, bringing the total number of homes in the pipeline to 4,635.
Additionally, the Company completed 2,077 kitchen and bath modernizations in the third quarter. Year-to-date completions total 5,615.
Apartment Community Acquisitions Target Growth Markets
During the third quarter, the Company acquired a 305 apartment home community located in the infill Dallas, Uptown/Turtle Creek submarket. The apartments have premium finishes including wood flooring in kitchens, ceramic tile flooring in entry and bathrooms, crown molding throughout, marble bathroom countertops, and nine and ten foot ceilings. Amenities include a clubhouse, a large fitness center, resort style swimming pool, café, business center, and limited access gate. The homes, completed in 1999, average 1,176 square feet per home and generate average total monthly income per home of $1,455.

4,865 Homes Sold for $253 Million, Producing a Net Gain of $66 Million
During the third quarter, the Company sold 3,635 homes in North Carolina, 630 homes in Memphis, Tennessee and 600 homes in Aurora, Colorado. The Company exited the Asheville, Fayetteville, Greensboro and Memphis markets with these sales.
“These transactions are consistent with our strategy of harvesting value in selected markets and focusing attention on markets that will benefit from low housing affordability, strong job growth, and limited new supply of multifamily homes,” stated W. Mark Wallis, Senior Vice President.
Earnings Guidance
The Company believes that financial results for the fourth quarter 2006 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities, portfolio repositioning, financing activities, and other factors. The Company’s guidance for full year 2006 FFO is $1.65 to $1.73 per share (diluted). All guidance is based on the current expectations and judgment of the Company’s management team.
A reconciliation of the range provided for projected 2006 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2006
Funds From Operations (1)	$1.73	$1.65
Conversion to GAAP Share Count (2)	0.16	0.15
Minority Interest of OP Unit Holders (2)	(0.03)	(0.05)
Depreciation (3)	(1.70)	(1.65)
Gains (3)	0.50	0.70
Preferred Dividends	(0.09)	(0.09)

Expected Earnings Per Share	$0.57	$0.71

(1) The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.
(2) Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.
(3) Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.

Supplemental Information
The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:
http://www.udrt.com/resources/files/Investor_Relations/3Q2006.pdf
Conference Call Information
Date: October 31, 2006
Time: 1:00 p.m. Eastern Time
To Participate in the Telephone Conference Call:
Domestic: 800-218-0713
International: 303-262-2190
If you have any questions, please contact:
Gloria Price: 720-283-6132
E-mail: gprice@udrt.com
Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11070221#
The playback can be accessed through November 7, 2006
Webcast and Podcast:
The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay and downloadable podcast of the call will also be available for 90 days on UDR’s website and also on CCBN’s website.
About United Dominion Realty Trust, Inc.
United Dominion Realty Trust, Inc. (NYSE:UDR) is a leading multi-family real estate investment trust (REIT) with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of September 30, 2006, UDR owned 70,604 apartment homes and had 886 homes under development and another 571 homes under contract for development in its pre-sale program. For over 30 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. An S&P 400 company, UDR is the fourth largest apartment REIT in the nation. Additional information can be found on the Company’s website at www.udrt.com.
Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1
UDR | United Dominion Realty Trust
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2006	2005	2006	2005

Rental income	$177,634	$157,715	$514,236	$459,798

Rental expenses:
Real estate taxes and insurance	20,159	19,420	61,971	55,080
Personnel	17,197	16,442	50,219	46,744
Utilities	10,006	9,081	29,709	26,543
Repair and maintenance	11,287	10,008	30,376	28,702
Administrative and marketing	5,474	5,460	15,777	15,859
Property management	5,126	4,771	15,211	14,428
Other operating expenses	308	291	907	870

	69,557	65,473	204,170	188,226

Non-property income:
Sale of technology investment	—	—	—	12,306
Other income	1,247	2,319	3,148	2,976

	1,247	2,319	3,148	15,282

Other expenses:
Real estate depreciation and amortization	61,242	48,742	172,330	141,517
Interest	47,148	41,586	138,049	119,320
General and administrative	7,381	4,913	20,981	16,822
Loss on early debt retirement	—	—	—	6,662
Other depreciation and amortization	834	681	2,252	1,970

	116,605	95,922	333,612	286,291

(Loss)/income before minority interests and discontinued operations	(7,281)	(1,361)	(20,398)	563
Minority interests of outside partnerships	(33)	22	(87)	(89)
Minority interests of unitholders in operating partnerships	773	316	2,040	649

(Loss)/income before discontinued operations, net of minority interests	(6,541)	(1,023)	(18,445)	1,123
Income from discontinued operations, net of minority interests (A)	65,893	16,158	121,990	81,395

Net income	59,352	15,135	103,545	82,518
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(8,733)	(8,733)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)	(2,794)	(2,794)

Net income available to common stockholders	$55,510	$11,293	$92,018	$70,991

Earnings per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders, net of minority interests	($0.07)	($0.04)	($0.22)	($0.08)
Income from discontinued operations, net of minority interests	$0.49	$0.12	$0.91	$0.60
Net income available to common stockholders	$0.42	$0.08	$0.69	$0.52

Common distributions declared per share	$0.3125	$0.3000	$0.9375	$0.9000

Weighted average number of common shares outstanding — basic	133,712	136,392	133,660	136,231
Weighted average number of common shares outstanding — diluted	133,712	136,392	133,660	136,231

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at September 30, 2006. Gains on sales are included in discontinued operations.

Attachment 2
UDR | United Dominion Realty Trust
Funds From Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2006	2005	2006	2005

Net income	$59,352	$15,135	$103,545	$82,518

Adjustments:
Distributions to preferred stockholders	(3,842)	(3,842)	(11,527)	(11,527)
Real estate depreciation and amortization	61,242	48,742	172,330	141,517
Minority interests of unitholders in operating partnerships	(773)	(316)	(2,040)	(649)
Real estate depreciation related to unconsolidated entities	—	84	—	220

Discontinued Operations:
Real estate depreciation	608	4,283	7,232	14,929
Minority interests	4,281	1,004	7,925	5,058
Net gains on the sale of depreciable property	(65,669)	(12,851)	(114,497)	(66,657)
Net incremental gains on the sale of condominium homes and joint venture investment	4,105	5,320	19,109	7,650

Funds from operations (“FFO”) — basic	$59,304	$57,559	$182,077	$173,059

Distribution to preferred stockholders — Series E (Convertible)	931	931	2,794	2,794

Funds from operations — diluted	$60,235	$58,490	$184,871	$175,853

Weighted average number of common shares and OP Units outstanding — basic	142,437	144,896	142,400	144,741
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	148,104	150,473	147,896	150,299

FFO per common share — basic	$0.42	$0.40	$1.28	$1.20

FFO per common share — diluted	$0.41	$0.39	$1.25	$1.17

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.
Net incremental gains on the sale of condominium homes and the gains on the disposition of real estate developed for sale are defined as net sales proceeds less a tax provision (based on our annual estimated tax liability which could differ from amounts recorded per GAAP) and the gross investment basis of the asset before accumulated depreciation. We consider FFO with the net incremental gains on the sale of condominium homes to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit which differs from the traditional long-term investment in real estate for REITs.

Attachment 3
UDR | United Dominion Realty Trust
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
In thousands, except share and per share amounts	2006	2005

ASSETS

Real estate owned:
Real estate held for investment	$5,414,298	$4,933,500
Less: accumulated depreciation	(1,164,077)	(1,002,455)

	4,250,221	3,931,045

Real estate under development
(net of accumulated depreciation of $71 and $140)	161,580	90,769
Real estate held for disposition
(net of accumulated depreciation of $14,680 and $121,234)	139,049	366,781

Total real estate owned, net of accumulated depreciation	4,550,850	4,388,595
Cash and cash equivalents	28,748	15,543
Restricted cash	5,591	4,583
Deferred financing costs, net	30,775	31,036
Notes receivable	10,000	64,805
Other assets	49,687	33,729
Other assets — real estate held for disposition	6,615	3,302

Total assets	$4,682,266	$4,541,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,161,919	$1,116,259
Unsecured debt	2,170,924	2,043,518
Real estate taxes payable	37,559	22,446
Accrued interest payable	22,429	26,672
Security deposits and prepaid rent	24,836	24,072
Distributions payable	47,199	45,313
Accounts payable, accrued expenses, and other liabilities	51,159	53,223
Other liabilities — real estate held for disposition	478	18,547

Total liabilities	3,516,503	3,350,050

Minority interests	86,339	83,819

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
5,416,009 shares of 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2005)	135,400	135,400
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares in 2005)	46,571	46,571
Common stock, $0.01 par value; 250,000,000 shares authorized
134,678,388 shares issued and outstanding (134,012,053 shares in 2005)	1,347	1,340
Additional paid-in capital	1,686,039	1,680,115
Distributions in excess of net income	(789,933)	(755,702)

Total stockholders’ equity	1,079,424	1,107,724

Total liabilities and stockholders’ equity	$4,682,266	$4,541,593